Exhibit 22
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                                 OLIMPIA S.p.A.
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                                                                 Milan, 10/31/01

                                                                             To:
                                                                  PIRELLI S.p.A.
                                                                Viale Sarca, 222
                                                                     20126 MILAN




We received your letter of 10/31/2001, with the following literal contents:


                                                                 Milan, 10/31/01

                                                                             To:
                                                                  OLIMPIA S.p.A.
                                                                Viale Sarca, 222
                                                                     20126 MILAN




Re: Financing of(euro)25,567,725.01.= granted to OLIMPIA S.p.A., hereinafter "the Company"


We hereby inform you that you were granted financing of(euro)25,567,725.01.= governed by the following terms and conditions:

1)      DISBURSEMENT:
In a single payment, on 10/31/2001.

2)      REIMBURSEMENT:
In a single payment, on 11/26/2001, except in the event of extension agreed upon between the parties. Prepayment is allowed before the established due date, in a single payment, or in individual tranches.

3)      INTEREST RATE
1-week Euribor spot rate, value date 10/31/2001, plus 0.80% spread.

4)      INTEREST SETTLEMENT
At the expiration of the financing, based on 360 days or at the same time with the full prepayment, if applicable.

5)      LATE INTEREST
Simple delay in payment of principal and/or interest and/or other incidentals will cause, without any other default consequence, application of late interest at the rate defined in Art. 1224 of the Civil Code.

6)      CANCELLATION
It is expressly agreed that, should even one of the following events occur: application or petition for application, filed by one of the parties, for bankruptcy proceedings or controlled or special receivership, this contract will automatically be cancelled.

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          Headquarters: Viale Sarca, 222 - 20126 Milan - tel. 02.8535.1
     Fully paid company capital: y 1,582,536,150 - Taxpayer Code 03232190961 Registry of Companies of Milan 03232190961 - R.E.A. No. 165922 of Milan - UIC
                             registration No. 32870

[initials]

                                 OLIMPIA S.p.A.
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7)      OPT-OUT
Pirelli S.p.A. and the Company are entitled to opt out of this contract in the event--concerning the non-opting out party--of change of the subject and, respectively, subjects making up the controlling stockholding.

8)      CONTRACT AMENDMENTS
This contract may be amended only in writing, by personnel authorized to bind the contracting parties.

9)      INCIDENTALS
Any charge for taxes, contributions, withholdings and fees originating from this instrument will be paid by the party from which the charge is levied.

10)     GOVERNING LAW AND ARBITRATION CLAUSE
This contract is governed by Italian law. Any dispute arising from this contract, its interpretation, performance and cancellation, and any debit and credit related thereto will be resolved by arbitration in equity by a Board of three arbitrators appointed one by each of the Parties and the third, acting as President, appointed by the first two by mutual consent or, in the absence thereof, by the Presiding Judge of the Appellate Court of Milan. The arbitrators will operate in Milan and will proceed freely, without observing the regulations referred to in Art. 820 et seq. of the Code of Civil procedure.
The decision will be rendered within 90 days from the constitution of the Board.

11)     ASSIGNMENT
Nether Pirelli S.p.A. nor the Company may assign this contract and/or the creditors for the refund of principal and payment of interest owed by them, without prior written consent from the other party.

12)     COMMUNICATIONS
Any communications related to this contract must be issued by letter or fax confirmed by letter with the same date. Communications must be sent to the respective registered offices or other address subsequently communicated in writing.

If the above reflects all the understandings reached, please confirm in writing by sending us a letter fully reproducing this letter, in token of your agreement, preceding your signature by the following statement:
"We declare our full acceptance of the above text."

After the signature, please add at the foot, with another signature at the end, the following statement: "We declare that we have carefully examined all the clauses above, and we specifically approve the following:
6) Cancellation, 7) Opt-out, 10) Arbitration clause, 11) Assignment."
Best regards.
Signed


PIRELLI S.p.A.
(Eng. Luciano Gobbi)



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          Headquarters: Viale Sarca, 222 - 20126 Milan - tel. 02.8535.1
     Fully paid company capital: y 1,582,536,150 - Taxpayer Code 03232190961 Registry of Companies of Milan 03232190961 - R.E.A. No. 165922 of Milan - UIC
                             registration No. 32870

[initials]

                                 OLIMPIA S.p.A.
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We declare our full acceptance of the above text.


OLIMPIA S.p.A.
President
[signature]
(Dr. Marco Tronchetti Provera)


"We declare that we have carefully examined all the clauses above, and we specifically approve the following: 6) Cancellation, 7) Opt-out, 10) Arbitration clause, 11) Assignment."


OLIMPIA S.p.A.
President


[signature]
(Dr. Marco Tronchetti Provera)











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          Headquarters: Viale Sarca, 222 - 20126 Milan - tel. 02.8535.1
     Fully paid company capital: y 1,582,536,150 - Taxpayer Code 03232190961 Registry of Companies of Milan 03232190961 - R.E.A. No. 165922 of Milan - UIC
                             registration No. 32870

[initials]


                                       3